Exhibit 5.1
OPINION OF ORRICK, HERRINGTON & SUTCLIFFE LLP AS TO THE LEGALITY OF THE SECURITIES OFFERED
February 22, 2008
Pacific Gas and Electric Company
77 Beale Street
San Francisco, CA 94177

Re:	Pacific Gas and Electric Company Registration Statement on Form S-3
Ladies and Gentlemen:
     At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) relating to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933 (the “Securities Act”), by Pacific Gas and Electric Company, a California corporation (the “Company”), of senior debt securities of the Company (collectively, the “Debt Securities”).
     The offering of the Debt Securities will be as set forth in the prospectus contained in the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus. The Debt Securities will be issued pursuant to an Indenture (the “Indenture”) dated as of April 22, 2005 between the Company and The Bank of New York Trust Company, N.A., as Trustee (the “Trustee”), which Indenture is being filed as an exhibit to the Registration Statement.
     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or Prospectus, other than as to the enforceability of the Debt Securities.
     We have examined the originals, or copies identified to our satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.
     Based on and subject to the foregoing, and assuming that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Debt Securities are offered or issued as contemplated by the Registration Statement; (iii) a Prospectus Supplement will have been prepared and filed with the Securities and Exchange Commission describing the Debt Securities offered thereby and will comply with all applicable laws; (iv) all Debt Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; and (v) a definitive purchase, underwriting, or similar agreement with respect to any Debt Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, we are of opinion that the Debt Securities will constitute legally valid and binding obligations of the Company at such time as: (a) the forms and the terms of the Debt Securities and their issuance and sale have been approved by appropriate action of the Company, and the Debt Securities have been duly executed, authenticated and delivered by the Company in accordance with the Indenture or a supplemental indenture thereto; and (b) the Debt Securities have been issued and sold as contemplated by the Registration Statement, the Prospectus and any prospectus supplement relating thereto and the Indenture or supplemental indenture thereto.
     The opinion set forth above is subject, as to enforcement, to (a) the effect of bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization, fraudulent conveyance or similar laws relating to or affecting the rights of creditors generally; (b) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing, and the rules governing the availability of specific performance or injunctive relief, whether enforcement is sought in a proceeding in equity or at law; and (c) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.
     We express no opinion as to laws other than the laws of the State of California, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or as to any matters of municipal law or the laws of any local agencies within any state.
     We hereby consent to the reference to us under the heading “Legal Matters” in the Prospectus and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. By giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations promulgated thereunder.
Very truly yours,

/s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

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